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3COM APPOINTS EDGAR MASRI AS NEW CEO; INITIATES DISCUSSIONS
TO NEGOTIATE INCREASED OWNERSHIP STAKE IN CHINA-BASED JOINT
VENTURE WITH HUAWEI
Company also Hires Leading Networking Executive, Bob Mao, as Executive Vice President of
Corporate Development to Manage 3Com’s Interests in China-based Huawei-3Com
MARLBOROUGH, MASS. — August 8, 2006 — 3Com Corporation (NASDAQ: COMS) today announced that the company’s Board of Directors has appointed Edgar Masri as the new President and Chief Executive Officer (CEO) to replace Scott Murray who submitted his resignation effective at the close of business on August 17, 2006. The company also announced that it has hired Bob Mao as Executive Vice President of Corporate Development to manage 3Com’s interests in its China-based joint venture with Huawei Technologies, Huawei-3Com (H-3C).
     Masri, who is currently the Chief Operating Officer for Redline Communications, a broadband technology company, and Mao will join the company on August 18, 2006. In addition to his role as President and CEO, Masri will assume Murray’s position as Chairman of H-3C. In his new role, Mao, a widely recognized and highly regarded networking executive, based in China, will be a member of H-3C’s Board of Directors and report directly to Masri. Mao currently is Vice Chairman of the Board of Governors of the Pacific Telecommunications Council.

     Consistent with its plan to further leverage H-3C to help increase shareholder value, 3Com also today announced that it will begin negotiations with Huawei with the intent to increase 3Com’s ownership stake in H-3C. 3Com currently owns 51 percent of H-3C and recently began consolidating H-3C’s financial results. Under the terms of existing agreements, each party has the right, commencing on November 15, 2006, to initiate a bid process to purchase the equity interest in H-3C held by the other. These negotiations are intended to result in an agreement outside of the bid process.
     “Our joint venture in China is a growing and profitable enterprise that we believe can be an important cornerstone of 3Com’s future,” said 3Com Chairman, Eric Benhamou. “We intend to negotiate a mutually beneficial agreement that increases 3Com’s stake in H-3C and promotes H-3C’s continued success.”
     Benhamou added, “After gaining additional insight into the significant time commitment and attention necessary to successfully manage H-3C, Scott Murray advised the Board that, with his young family, he was not able to commit to the extended time in China the venture requires. He therefore believes it is in 3Com’s best interest for him to resign at this time, before negotiations begin. The Board respects his decision and thanks Scott for taking steps to bring the company closer to profitability.
     “We are very fortunate to be able to recruit Edgar Masri to lead the company. Edgar has extensive networking industry knowledge, broad international experience and a track record of success throughout his career. Edgar brings unique skills and experiences that we believe will be of great value to 3Com.”
     From 2000 to 2006, Masri was a general partner at Matrix Partners, a venture capital firm focusing on technology investments. Prior to joining Matrix, Masri spent 15 years at 3Com in a variety of senior management positions, including his role as Senior Vice President and General Manager of the company’s former Network Systems Business Unit and President of 3Com Ventures. The Network Systems Business Unit

employed 2,000 people and produced more than $2 billion in annual sales. Masri holds a Master’s degree in electrical engineering and computer science from the University of California, Berkeley and an MBA from Stanford University.
     “I am extremely excited about the opportunity to rejoin 3Com. I firmly believe that the combination of H-3C, 3Com’s dedicated employees, its strong stable of channel partners and its broad base of secure converged networking solutions will help build a successful company,” said Masri. “I look forward to working with the management team, our customers and partners to help realize 3Com’s potential.”
     Bob Mao joins 3Com from Nortel Networks, where he was president and chief executive officer of the company’s greater China operations from 1997 to 2006. Prior to his time at Nortel, he was regional president of greater China for Alcatel. In both positions he managed operations in China, Taiwan, Hong Kong and Macao. He holds a Master’s degree in Material Science and Metallurgical Engineering from Cornell University, and has a Master’s degree in Management from Massachusetts Institute of Technology (MIT).
Safe Harbor
     This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including forward-looking statements regarding 3Com’s new President and Chief Executive Officer and Executive Vice President Corporate Development, the growth and profitability of our H-3C joint venture and our desire to purchase additional equity interest in our H-3C joint venture. These statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including, without limitation, risks relating to: the ability of our joint venture to continue its growth and profitability; risks related to China detailed in our SEC filings; Huawei’s agreement to enter into negotiations with us; our ability to negotiate acceptable terms with Huawei; our ability to consummate a transaction to purchase additional equity interest in H-3C; our ability to obtain Chinese government approval of any such transaction; our ability to raise equity or debt capital in order to finance any such transaction; our ability to obtain such financing on terms acceptable to us; the potential dilution of any equity financing; the diversion of cash that would otherwise be invested in our business to service the interest and pay down the principal of any debt financing or borrowing undertaken to finance any such transaction; the reduction of our cash balances if we use existing cash to finance a portion of the consideration for a transaction; our ability, if we cannot negotiate a transaction, to consummate a successful bid process, if started; our ability, if we cannot complete a transaction, to provide successful alternatives to a strategy of increasing our investment in H-3C; and other risks detailed in the Company’s filings with the SEC, including those discussed in the Company’s annual report filed with the SEC on Form 10-K for the year ended June 3, 2005. 3Com Corporation assumes no obligation to update any forward-looking information contained in this release or with respect to the announcements described herein. 3Com Corporation does not intend, and disclaims any obligation, to update any forward-looking information contained in this release or with respect to the announcements described herein.

About 3Com Corporation
3Com Corporation is a leading provider of secure, converged voice and data networking solutions for enterprises of all sizes. 3Com offers a broad line of innovative products backed by world class sales, service and support, which excel at delivering business value for its customers. Through its TippingPoint division, 3Com is the leading provider of network-based intrusion prevention systems that deliver in-depth application protection, infrastructure protection, and performance protection. 3Com also is the majority owner of Huawei-3Com Co., Ltd. (H-3C), a China-based joint venture formed by 3Com and Huawei in November 2003. H-3C brings innovative and cost-effective product development and manufacturing and a strong footprint in one of the world’s most dynamic markets. For further information, please visit www.3com.com, or the press site www.3com.com/pressbox.
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